                                                                    EXHIBIT 99.2


                                                                  [VERIZON LOGO]


                         [REVENUE TRANSFORMATION CHART]


                                      YE 2001      YE 2007
                      YE 1998          $67B+       $100B+
                       $31.6B           EST.        EST.

TELECOM                 81%             57%         39%
WIRELESS                12%             26%         36%
SERVICE APPLICATIONS                     7%         11%
INFO SERVICES            7%              6%          7%
INTERNATIONAL                            4%          7%

                        DIVERSITY IN OUR REVENUE STREAM

                                                                  [VERIZON LOGO]

                         [EBITDA TRANSFORMATION CHART]

                                     YE 2001       YE 2007
                      YE 1998         $29B+         $45B+
                       $13.8B          EST.          EST.

TELECOM                 81%            65%          43%
WIRELESS                10%            21%          35%
SERVICE APPLICATIONS                    3%           7%
INFO SERVICES            9%             8%           8%
INTERNATIONAL                           3%           7%

                              STRONG EBITDA GROWTH

                                                                  [VERIZON LOGO]

                       [NET INCOME TRANSFORMATION CHART]

                                       YE 2001       YE 2007
                          YE 1998       $8B+          $13B+
                           $4.3B        EST.          EST.

TELECOM                     68%          62%          39%
WIRELESS                     6%           7%          20%
SERVICE APPLICATIONS                      1%           9%
INFO SERVICES               16%          18%          18%
INTERNATIONAL                3%          12%          14%

                     EXECUTING GROWTH STRATEGY TO DRIVE EPS

                                                                  [VERIZON LOGO]

             [DATA TRANSFORMATION - DRIVING CAPITAL SPENDING CHART]

                      DATA DRIVING WIRELINE TRANSFORMATION

                                      2001         2004
                        1998        129M VGES    256M VGES
                      81M VGES        EST.         EST.

DATA                    26%           52%          73%
RETAIL                  73%           45%          24%
RESALE/UNE-P             1%            3%           3%